SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2016

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25435 Harvard Road, Beachwood, Ohio		44122-6201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 682-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On March 17, 2016, OMNOVA Solutions Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders elected all of the directors nominated by the Company’s Board of Directors, ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2016, and approved on an advisory basis the Company’s compensation for its named executive officers. The shareholders also approved amendments to the Company's Amended and Restated Code of Regulations and Amended and Restated Articles of Incorporation to provide for majority voting in uncontested elections of directors, and approved the OMNOVA Solutions Inc. Employee Share Purchase Plan. The shareholders did not approve amendments to the Company's Amended and Restated Code of Regulations permitting the Company's Board of Directors to amend the Amended and Restated Code of Regulations to the extent permitted under Ohio law.

The final voting results from the Annual Meeting are as follows:

Proposal 1 - Election of directors

Nominee	For	Withheld	Broker Non-Votes
David J. D'Antoni	32,683,366	7,014,680	2,356,437
Steven W. Percy	37,555,140	2,142,906	2,356,437
Allan R. Rothwell	37,844,545	1,853,501	2,356,437

Proposal 2 - Ratification of the appointment of Ernst & Young as the Company’s independent auditors for fiscal year 2016

For	Against	Abstain	Broker Non-Votes
40,837,591	1,200,491	16,401	—

Proposal 3 - Advisory approval of the Company’s named executive officer compensation

For	Against	Abstain	Broker Non-Votes
29,441,446	8,267,540	1,989,060	2,356,437

Proposal 4 - Approval of amendments to OMNOVA's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to require majority voting in uncontested director elections

For	Against	Abstain	Broker Non-Votes
39,259,847	403,993	34,206	2,356,437

Proposal 5 - Approval of an amendment to OMNOVA’s Amended and Restated Code of Regulations to allow the OMNOVA Board of Directors to amend the Amended and Restated Code of Regulations to the extent permitted by Ohio law

For	Against	Abstain	Broker Non-Votes
27,828,204	11,844,167	25,675	2,356,437

Proposal 6 - Approval of the OMNOVA Solutions Inc. Employee Share Purchase Plan

For	Against	Abstain	Broker Non-Votes
39,309,009	124,107	264,930	2,356,437

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2016

OMNOVA Solutions Inc.

	By:	/s/ Frank P. Esposito
	Name:	Frank P. Esposito
	Title:	Assistant General Counsel & Corporate Secretary